Exhibit 99.1

Kenexa Announces Financial Results for Second Quarter 2009

WAYNE, Pa. – August 4, 2009 – Kenexa (Nasdaq: KNXA), a global provider of business solutions for human resources, today announced operating results for the second quarter ended June 30, 2009.

For the second quarter of 2009, Kenexa reported total revenues of $39.5 million, a sequential increase compared to $38.8 million for the first quarter of 2009 and compared to $56.4 million for the second quarter of 2008.  Subscription revenue was $34.0 million for the second quarter of 2009, compared to $43.7 million for the second quarter of 2008, while professional services and other revenue was $5.5 million for the second quarter of 2009, compared to $12.8 million for the second quarter of 2008.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “Headwinds created by the challenging economic environment and jobs market continued during the second quarter.  While we expect current macro conditions to persist for the next several quarters, we were encouraged that our second quarter total revenue grew sequentially, deferred revenue continued to grow and interest levels in our broad suite of solutions remained high.”  Karsan added, “We believe our unique breadth and expertise across software, employee science, HR business processes and consulting services will become increasingly important from a long-term perspective.  A growing number of customers are engaging in strategic evaluations, and we believe they will deploy more comprehensive solutions and move ahead with strategic services engagements when the economic environment improves and IT budgets are more available.”

Non-GAAP income from operations, which excludes share-based compensation expense and amortization of intangibles associated with previous acquisitions, was $4.4 million for the three months ended June 30, 2009, a sequential increase from $3.9 million in the first quarter of 2009 and compared to $10.9 million for the three months ended June 30, 2008.  Non-GAAP net income, which excludes one-time charges related to the retirement of a line of credit facility in addition to the above mentioned items, was $4.1 million based on a 12% non-GAAP tax rate.  Non-GAAP net income was $0.18 per basic and diluted share for the quarter ended June 30, 2009, a sequential increase compared to $0.14 in the first quarter of 2009 and compared to $0.39 per basic and diluted share in the second quarter of 2008.

Kenexa’s income from operations for the three months ended June 30, 2009, determined in accordance with GAAP, was $1.9 million, compared with income from operations of $7.9 million for the same period of 2008. GAAP net income was $1.3 million, or $0.06 per basic and diluted share, compared to net income of $6.0 million and $0.26 per basic and diluted share in the same period of 2008.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents and investments of $47.2 million at June 30, 2009, an increase from $46.7 million at the end of the prior quarter.  The Company generated positive cash from operations of $7.5 million during the second quarter, which was offset primarily by capital expenditures and earn out payments associated with previous acquisitions.  Deferred revenue was $42.2 million at June 30, 2009, an increase of approximately $0.8 million compared to the end of the first quarter 2009 and an increase of 9% from the end of the year ago period.

Karsan added, “Throughout the economic slowdown, Kenexa continued to focus on driving profitability and cash flow.  We will continue to operate with this focus in mind, and we are also planning to selectively increase investments in R&D and sales and marketing as we currently expect the buying environment to begin improving at some point during 2010.  These incremental investments will leverage those already made in the development and launch of our Kenexa 2x platform, continued enhancements to our best-in-class Kenexa Recruiter BrassRing solution, as well as our recent rebranding initiative.  We believe that Kenexa has weathered the most difficult stage of the economic storm, and we remain confident in the company’s long-term market position and opportunity.”

Business Outlook

Based on information as of today, August 4, 2009, the Company is issuing guidance for the third quarter 2009 as follows:

Third Quarter 2009: The Company expects revenue to be $37 million to $40 million, and non-GAAP operating income to be $3.7 million to $4.6 million. Assuming a 23% effective tax rate for reporting purposes and 22.9 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.13 to $0.16.

Conference Call Information

Kenexa will host a conference call today, August 4, 2009, at 5:00 pm (Eastern Time) to discuss the Company's financial results. To access this call, dial 888-710-4022 (domestic) or 913-312-0696 (international). A replay of this conference call will be available through August 11, 2009, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 2475123. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations before income taxes and interest income; non-GAAP net income; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP basic and diluted net income per share; and non-GAAP effective tax as described below.  The Company’s non-GAAP financial measures exclude share-based compensation, amortization of acquired intangible assets related to the Company’s acquisitions, and one-time charges related to the company’s decision to retire a line of credit facility.

Share-based compensation. Share-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Share-based compensation was $1.5 million for each of the three months ended June 30, 2009 and June 30, 2008. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.   Amortization of acquired intangible assets was $1.1 million for the three months ended June 30, 2009, and $1.6 million for the three months ended June 30, 2008. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Charges related to retirement of line of credit facility. The Company terminated its secured credit facility in May 2009 and, as a result, wrote off its deferred financing fees of $0.3 million.   Because these charges were non-recurring in nature the Company has excluded them from its non-GAAP income to facilitate a more meaningful comparison to the prior year’s results.

Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAAP effective tax rate are each components necessary to calculate non-GAAP income from operations before income taxes and interest income, non-GAAP net income and non-GAAP basic and diluted net income per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of share-based compensation and severance expenses.

About Kenexa

Kenexa® provides business solutions for human resources. We help global organizations multiply business success by identifying the best individuals for every job and fostering optimal work environments for every organization. For more than 20 years, Kenexa has studied human behavior and team dynamics in the workplace, and has developed the software solutions, business processes and expert consulting that help organizations impact positive business outcomes through HR. Kenexa is the only company that offers a comprehensive suite of unified products and services that support the entire employee lifecycle from pre-hire to exit. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

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Contact

MEDIA CONTACT:

Sarah Teten	Jeanne Achille
Kenexa	The Devon Group
(800) 391-9557	(732) 224-1000, ext. 11
sarah.teten@kenexa.com	jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty
ICR
(617) 956-6730
kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	June 30,	December 31,
	2009	2008
Assets	(unaudited)
Current assets
Cash and cash equivalents	$25,368	$21,742
Short-term investments	21,837	4,512
Accounts receivable, net of allowance for doubtful accounts of $2,631 and $3,755, respectively	26,966	33,518
Unbilled receivables	6,863	5,849
Income tax receivable	1,155	1,238
Deferred income taxes	4,772	4,615
Prepaid expenses and other current assets	6,473	3,745
Total current assets	93,434	75,219
Long-term investments	––	16,513
Property and equipment, net of accumulated depreciation	19,384	20,498
Software, net of accumulated amortization	14,659	10,702
Goodwill	301	32,366
Intangible assets, net of accumulated amortization	10,301	13,414
Deferred income taxes, non-current	39,961	39,465
Deferred financing costs, net of accumulated amortization	––	364
Other long-term assets	9,207	9,924
Total assets	$187,247	$218,465
Liabilities and Shareholders' equity

Current liabilities
Accounts payable	$5,664	$6,448
Notes payable, current	41	40
Commissions payable	571	559
Accrued compensation and benefits	4,403	4,010
Other accrued liabilities	7,230	10,090
Deferred revenue	42,223	38,638
Capital lease obligations	67	143
Total current liabilities	60,199	59,928
Capital lease obligations, less current portion	81	108
Notes payable, less current portion	25	41
Deferred income taxes	1,439	1,789
Other liabilities	65	63
Total liabilities	61,809	61,929
Commitments and Contingencies
Minority interest	(59)	––
Shareholders' equity
Preferred stock, par value $0.01; 100,000 shares authorized; no shares issued or outstanding	––	––
Common stock, par value $0.01; 100,000,000 shares authorized; 22,534,755 and 22,504,924 shares issued and outstanding, respectively	225	225
Additional paid-in capital	272,233	269,365
Accumulated deficit	(143,604)	(110,633)
Accumulated other comprehensive loss	(3,357)	(2,421)
Total shareholders' equity	125,497	156,536
Total liabilities and shareholders' equity	$187,247	$218,465

Kenexa Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$34,041	$43,668	$67,306	$82,824
Other	5,424	12,773	10,990	21,824
Total revenues	39,465	56,441	78,296	104,648
Cost of revenues	13,637	17,173	27,333	30,278
Gross profit	25,828	39,268	50,963	74,370

Operating expenses:
Sales and marketing	8,241	10,988	16,946	20,877
General and administrative	9,937	12,845	20,810	24,838
Research and development	2,536	4,307	5,104	8,849
Depreciation and amortization	3,274	3,278	6,502	5,429
Minority Interest	(20)	––	(20)	––
Goodwill impairment charge	––	––	33,329	––
Total operating expenses	23,968	31,418	82,671	59,993

Income (loss) from operations	1,860	7,850	(31,708)	14,377
Interest (expense) income, net	(221)	320	(158)	961
Investment income (loss)	247	––	(48)	––
Income (loss) before income taxes	1,886	8,170	(31,914)	15,338
Income tax expense	575	2,205	1,057	4,599
Net income (loss)	$1,311	$5,965	$(32,971)	$10,739

Basic net income (loss) income per share	$0.06	$0.26	$(1.46)	$0.47

Weighted average shares used to compute net income (loss) income per share - basic	22,526,075	22,596,510	22,517,737	23,004,791

Diluted net income (loss) income per share	$0.06	$0.26	$(1.46)	$0.46

Weighted average shares used to compute net income (loss) income per share - diluted	22,743,974	22,819,042	22,517,737	23,229,123

Non-GAAP income from operations excludes share-based compensation and amortization of intangibles. Non-GAAP net income excludes share-based compensation, amortization of intangibles, and our write off of deferred financing charges.

	Three Months Ended
	June 30,
	2009	2008
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:
Income from operations	$1,860	$7,850
Add back:
Share-based compensation expense	1,450	1,459
Amortization of intangibles associated with acquisitions	1,059	1,577
Non-GAAP income from operations	$4,369	$10,886
Non-GAAP income from operations as a percentage of total revenue	11%	19%

Weighted average shares used to compute Non-GAAP net income per share - basic	22,526,075	22,596,510
Dilutive effect of options and restricted stock units	217,899	222,532
Weighted average shares used to compute Non-GAAP net income per share - diluted	22,743,974	22,819,042

Non-GAAP income reconciliation:
Net (loss) income	$1,311	$5,965
Add back:
Share-based compensation expense	1,450	1,459
Amortization of intangibles associated with acquisitions	1,059	1,577
Write off of deferred financing charges	289	––
Non-GAAP net income	$4,109	$9,001
Non-GAAP basic and diluted net income per share	$0.18	$0.39

Non-GAAP tax rate calculation
Income before income taxes	$1,886	$8,170
Add back:
Share-based compensation expense	1,450	1,459
Amortization of intangibles associated with acquisitions	1,059	1,577
Write off of deferred financing charges	289	––
Non-GAAP income before income taxes	$4,684	$11,206
GAAP Income tax expense on operations	575	2,205
Non-GAAP tax rate	12%	20%

Other Non-GAAP measures referenced on earnings call excludes stock based compensation and severance expense:
Gross profit	$25,828	$39,268
Add: share-based compensation expense	112	87
Non-GAAP gross profit	$25,940	$39,355

Sales and marketing	$8,241	$10,988
Less: share-based compensation expense	(313)	(284)
Non-GAAP sales and marketing	$7,928	$10,704

General and administrative	$9,937	$12,845
Less: share-based compensation expense	(885)	(961)
Non-GAAP general and administrative	$9,052	$11,884

Research and development	$2,536	$4,307
Less: share-based compensation expense	(140)	(127)
Non-GAAP research and development	$2,396	$4,180

Kenexa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the six months ended June 30,
	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) income from operations	$(32,971)	$10,739
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,502	5,429
Change in fair market value of ARS and put option, net	112	––
Minority interest	(59)	––
Goodwill impairment charge	33,329	––
Share-based compensation expense	2,695	3,173
Excess tax benefits from share-based payment arrangements	––	(159)
Amortization of deferred financing costs	364	150
Bad debt (recoveries) expense	(278)	1,170
Deferred income tax (benefit) expense	(1,004)	942
Changes in assets and liabilities
Accounts and unbilled receivables	5,672	(4,029)
Prepaid expenses and other current assets	(1,304)	(1,695)
Income taxes receivable	83	––
Other long-term assets	56	(1,865)
Accounts payable	(838)	(1,480)
Accrued compensation and other accrued liabilities	582	430
Commissions payable	12	(51)
Deferred revenue	3,412	3,664
Other liabilities	––	8
Net cash provided by operations	16,365	16,426

Cash flows from investing activities
Purchases of property and equipment	(7,361)	(11,393)
Purchases of available-for-sale securities	(3,805)	(22,732)
Sales of available-for-sale securities	2,316	53,785
Sales of trading securities	1,150	––
Investment in joint venture	(1,401)	––
Acquisitions, net of cash acquired	(3,693)	(21,526)
Net cash released from escrow from acquisitions	––	(80)
Net cash used in investing activities	(12,794)	(1,946)

Cash flows from financing activities
Repayments of notes payable	(16)	(25)
Proceeds from common stock issued through Employee Stock Purchase Plan	158	174
Repurchase of common shares	––	(29,842)
Excess tax benefits from share-based payment arrangements	––	159
Net Proceeds from option exercises	15	273
Repayment of capital lease obligations	(98)	(114)
Net cash provided by (used in) financing activities	59	(29,375)

Effect of exchange rate changes on cash and cash equivalents	(4)	(32)
Net increase (decrease) in cash and cash equivalents	3,626	(14,927)
Cash and cash equivalents at beginning of period	21,742	38,032
Cash and cash equivalents at end of period	$25,368	$23,105

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest expense	$62	$87
Income taxes	$2,727	$1,686
Non-cash investing and financing activities
Capital lease obligation incurred	$––	$253
Stock issuance for earn out	$––	$1,050